EX-21

                                   EXHIBIT 21

                  Subsidiaries of Bremer Financial Corporation

   Name of Subsidiaries and State or Other Jurisdiction of Incorporation as of
                                 March 14, 1997:

State of Minnesota:

         Bremer Business Finance Corporation
         Bremer Financial Services, Inc.
         Bremer Investment Services, Inc.
         First American Insurance Agencies, Inc.
         First American Trust Company of Minnesota
         First American Services, Inc.

State of North Dakota:

         First American Insurance Agencies, Inc.

State of Wisconsin:

         Dunn County Bankshares, Inc., parent of First American Bank, National Association (Menomonie, WI) and Premium Finance Corporation

State of Arizona:

         Bremer First American Life Insurance Company

United States (National Bank Act):

         First American Bank, National Association (Alexandria, MN)
         First American Bank, National Association (Brainerd, MN)
         First American Bank, National Association (Breckenridge, MN)
         First American Bank, National Association (Crookston, MN)
         First American Bank, National Association (Detroit Lakes, MN)
         First American Bank, National Association (Grand Forks, ND)
         First American Bank, National Association (International Falls, MN) First American Bank, National Association (Lisbon, ND)
         First American Bank, National Association (Marshall, MN)
         First American Bank, National Association (Menomonie, WI)
         First American Bank, National Association (Minot, ND)
         First American Bank, National Association (Moorhead, MN)
         First American Bank, National Association (St. Cloud, MN)
         First American Bank, National Association (South Saint Paul, MN) First American Bank, National Association (Wahpeton, ND)
         First American Bank, National Association (Willmar, MN)